UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cooperation Agreement with Danish Biogas Technology, A.S. and Xergi A.S.

On April 23, 2009, Environmental Power Corporation (the “Company”) and its subsidiary, Microgy, Inc. (“Microgy”) entered into a Cooperation Agreement (the “Agreement”) with Danish Biogas Technology, A.S. (“DBT”) and its parent, Xergi, A.S. (“Xergi”). The Agreement is intended to replace and terminate the Technology Licensing Agreement dated May 12, 2000 between Microgy and DBT, as amended by Addendum of April 14, 2003 and Addendum No. 2 of March 7, 2005, between DBT and Microgy (collectively, the “Prior Agreements”). The Agreement, while maintaining many of the original business concepts contained in the Prior Agreements, restructures the Prior Agreements to reflect the Company’s shift to a build, own and operate business model from the original digester equipment sales model and better defines the respective roles of the parties to enable them more efficiently to interface going forward. The termination of the Prior Agreements will not impair any prior grants of rights by DBT to Microgy or its affiliates, or any collateral assignments of such rights, or any prior payments to DBT or Xergi under the Prior Agreements.

The Agreement addresses anaerobic-digester plants incorporating above-ground digesters with mixers (the “DBT Technology”). Pursuant to the Agreement, DBT grants to Microgy an irrevocable and perpetual right and license to utilize the DBT Technology in the design, construction, and/or operation by the Company, Microgy and their affiliates of anaerobic-digesters and related systems. This grant is exclusive as to North America for the Term (as defined below) and is non-exclusive as to North America thereafter, excludes Europe during the Term but is non-exclusive as to Europe thereafter. As in the Prior Agreements, the grant is non-exclusive as to the rest of the world, leaving each party free to pursue projects outside of North America and Europe. The Agreement further provides that commencing as of the Effective Date (defined below), Microgy may utilize digester technologies other than the DBT Technology throughout the world.

The Agreement becomes effective upon DBT’s receipt of an up-front payment of certain license fees for certain Microgy projects of Microgy’s choosing, which will be paid for by the Company’s issuance of its 14% Convertible Notes due January 1, 2014 (the “Notes”) in the original principal amount of $3,000,000 (the “Consideration”). The Agreement has a term commencing on the date the Company tenders the Consideration to DBT (the “Effective Date”), which must occur within forty-five (45) days of the date of the Agreement, and continues until the fifth anniversary of the Effective Date (the “Term”). Receipt of the Consideration will result in DBT’s waiver of any license fees due for certain Microgy projects. In addition to the Consideration, the Agreement sets forth a defined license fee for the facility being constructed by Microgy’s at JBS Swift & Company’s Grand Island, Nebraska beef processing plant (the “Swift Project Payment”), payable in specified installments, as well as a license fee for future projects based upon each project’s aggregate digester volume. The Agreement also provides that, once DBT has been paid a specified aggregate amount in respect of such license fees, inclusive of the Consideration and the Swift Project Payment, Microgy will be released from further obligations with respect to license fees or other payment obligations to DBT, and shall be deemed to have a fully paid-up license to utilize DBT’s technology in perpetuity.

The Notes comprising the consideration will be issued pursuant to the terms of an Indenture for Senior Debt Securities, dated as of March 1, 2009, between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, and a First Supplemental Trust Indenture for 14% Convertible Notes due January 1, 2014, dated as of March 1, 2009, between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, each of which was executed on March 13, 2009 (together, the “Indenture”), as described in the Company’s Current Report on Form 8-K dated March 10, 2009, as filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2009. Such description is subject to, and qualified in its entirety by, the forms of the Notes and the Indenture, which are filed as exhibits to this current report on Form 8-K, and which are incorporated herein by reference. Prior to the issuance of the Notes, the Company expects to enter into an amendment to the Indenture in order to provide for certain restrictions on the transferability of the Notes in order to comply with federal and state securities law requirements.

DBT and Xergi agree not to use the DBT Technology in North America during the Term, except that, on a case-by-case basis, DBT is entitled to provide engineering, design, control systems and technical services related to DBT Technology in Canada and Mexico during the Term so long as the party purchasing these services is not a direct competitor of Microgy and the project is wholly owned by the party purchasing these services from DBT. Microgy will be granted a fee equal to a specified percentage of DBT’s revenue in connection with any such project, and DBT will use its best efforts to ensure that Microgy is hired to operate and maintain the project for a minimum of five years. Prior to pursuing any such project, DBT agrees to disclose the intended project to Microgy, and Microgy will have 45 days to decide if it will pursue the project.

The Agreement modifies the Prior Agreement to provide that DBT and Microgy will be deemed jointly to own all upgrades, modifications, or other changes or enhancements to anaerobic-digester technology made by Microgy while the Prior Agreements were in effect. The Prior Agreement assigned ownership thereof to DBT. The Agreement also provides for sharing of improvements and upgrades made during the Term, as well as non-competition obligations consistent with the geographic scope of the license to the DBT Technology outlined above.

Any party may terminate the Agreement following a material breach by the other party of any of the provisions of the Agreement that remains uncured for a period of thirty (30) days after written notice thereof to the breaching party. In addition, any party may terminate the Agreement immediately upon delivering written notice to the other party upon or after the filing by the other party of a petition in bankruptcy or insolvency, or an adjudication that the other party is bankrupt or insolvent, or the filing of a petition or answer seeking reorganization, readjustment or rearrangement of its business under any law or government relating to bankruptcy or insolvency, or the appointment of a receiver for all or substantially all of the property of such other party, or the making of any assignment or attempted assignment for the benefit of creditors.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 1.02.	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

Pursuant to the terms of the Agreement, the Prior Agreements will be terminated on the Effective Date.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the Notes comprising the Consideration is contained in Item 1.01 and is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes comprising the Consideration payable to DBT pursuant to the terms of the Agreement, and the shares of the Company’s common stock issuable upon conversion thereof (the “Conversion Shares”), will not be registered under the Securities Act in reliance on the exemption from the registration requirements thereof set forth in Section 4(2) of Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Notes comprising the Consideration will be convertible into a maximum of approximately 555,556 Conversion Shares, representing approximately 3.6% of the Company’s outstanding shares of common stock as of the date the Agreement was entered into.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits –	Please see the Exhibit Index appearing after the signature page and before the exhibits to this Current Report on Form 8-K, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: April 28, 2009

Exhibits Index

Exhibit No.	Description
4.1	Indenture for Senior Debt Securities, dated as of March 1, 2009, between Environmental Power Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 10, 2009, as filed with the SEC on March 13, 2009 (SEC File No. 001-32393)).

4.2	First Supplemental Trust Indenture for 14% Convertible Notes due January 1, 2014, dated as of March 1, 2009, between Environmental Power Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 10, 2009, as filed with the SEC on March 13, 2009 (SEC File No. 001-32393)).

4.3	Forms of the 14% Convertible Notes due January 1, 2014 (contained in Exhibit 4.2).

10.1*	Cooperation Agreement, dated as of April 23, 2009, among Environmental Power Corporation, Microgy, Inc., Xergi, A.S. and Danish Biogas Technology, A.S.

99.1	Press Release, dated April 28, 2009.

*	Confidential treatment requested as to certain portions.

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